SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                         AIM V.I. AGGRESSIVE GROWTH FUND

A Special Meeting of Shareholders of AIM V.I. Aggressive Growth Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on April 4, 2006. The meeting was held for the following purpose:

(1) Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Aggressive Growth Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                          Votes     Withheld/
Matter                                                                       Votes For   Against   Abstentions
------                                                                      ----------   -------   -----------
(1)  Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Aggressive Growth Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying
     Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a
     designated series of Trust..........................................   10,415,679   462,751     688,732

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A

                        AIM V.I. AGGRESSIVE GROWTH FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 28, 2006

Dear Contract Owner:

    We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Aggressive Growth Fund (the "Fund") to AIM V.I. Capital Appreciation Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

    Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

    A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of its funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

    As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is contingent on the consummation of the proposed combination of AIM V.I. Growth Fund into Buying Fund, as described in the attached Proxy Statement and Prospectus.

    The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

    After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

[AIM INVESTMENTS LOGO]

                             AIM V.I. GROWTH FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 28, 2006

Dear Contract Owner:

    We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Growth Fund (the "Fund") to AIM V.I. Capital Appreciation Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

    Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

    A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

    As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

    The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

    After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                        AIM V.I. AGGRESSIVE GROWTH FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 4, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Aggressive Growth Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 19, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on January 19, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          -s- Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

February 28, 2006

                             AIM V.I. GROWTH FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 4, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Growth Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Capital Appreciation Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 19, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on January 19, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          (-s- Kevin M. Carome)
                                          Kevin M. Carome
                                          Secretary

February 28, 2006

    AIM V.I. AGGRESSIVE GROWTH FUND,                 AIM V.I. GROWTH FUND,
             A PORTFOLIO OF                             A PORTFOLIO OF
      AIM VARIABLE INSURANCE FUNDS               AIM VARIABLE INSURANCE FUNDS
      11 GREENWAY PLAZA, SUITE 100               11 GREENWAY PLAZA, SUITE 100
        HOUSTON, TEXAS 77046-1173                  HOUSTON, TEXAS 77046-1173
             (800) 410-4246                             (800) 410-4246

                      AIM V.I. CAPITAL APPRECIATION FUND,
                                 A PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                                 (800) 410-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                               FEBRUARY 28, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the special meeting of shareholders of AIM V.I. Aggressive Growth Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust (the "V.I. Aggressive Growth Fund Special Meeting") and the special meeting of shareholders of AIM V.I. Growth Fund, which is also an investment portfolio of AIM Variable Insurance Funds (the "V.I. Growth Fund Special Meeting" and, together with the V.I. Aggressive Growth Fund Special Meeting, the "Special Meetings"). The Special Meetings will be held on April 4, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meetings of Shareholders and the enclosed proxy card or voting instruction card on or about February 28, 2006 to all shareholders entitled to vote at the Special Meetings.

     Each series of AIM Variable Insurance Funds ("Trust") is used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of any series of Trust directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of Trust as an investment option, however, you may allocate contract values to a separate account of the life insurance company that invests in a series of Trust. All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account."

     At the V.I. Aggressive Growth Fund Special Meeting, the shareholders of AIM V.I. Aggressive Growth Fund ("V.I. Aggressive Growth Fund") are being asked to consider and approve a Plan of Reorganization (the "V.I. Aggressive Growth Fund Plan") to be adopted by Trust acting on behalf of both AIM V.I. Capital Appreciation Fund ("Buying Fund") and V.I. Aggressive Growth Fund. The V.I. Aggressive Growth Fund Plan provides for the reorganization of V.I. Aggressive Growth Fund with Buying Fund (the "V.I. Aggressive Growth Fund Reorganization").

     At the V.I. Growth Fund Special Meeting, the shareholders of AIM V.I. Growth Fund ("V.I. Growth Fund") are being asked to consider and approve a Plan of Reorganization (the "V.I. Growth Fund Plan" and, together with the V.I. Aggressive Growth Fund Plan, the "Plans") to be adopted by Trust, acting on behalf of both V.I. Growth Fund and Buying Fund. The V.I. Growth Fund Plan provides for the reorganization of V.I. Growth Fund with Buying Fund (the "V.I. Growth Fund Reorganization" and, together with the V.I. Aggressive Growth Fund Reorganization, the "Reorganizations").

     In accordance with current law, the life insurance companies and their separate accounts, which are the shareholders of record of Trust, in effect, pass along their voting rights to their contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of Trust (i) owned by the life insurance company, but (ii) in which their contract owners may have or be deemed to have a beneficial interest. The life insurance companies communicate directly with the contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of a series of Trust that a contract owner beneficially owns entitles the contract owner to one vote on each proposal set forth in this Proxy Statement/ Prospectus (a fractional share has a fractional vote).

     All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from Trust or from your applicable insurance company.

     This Proxy Statement/Prospectus includes information regarding both Reorganizations. We have included the request for approval of both Reorganizations in one Proxy Statement/Prospectus because we are proposing that each of V.I. Aggressive Growth Fund and V.I. Growth Fund (each, a "Selling Fund" and together, the "Selling Funds") be combined with Buying Fund. Consummation of the V.I. Aggressive Growth Fund Reorganization is conditioned on consummation of the V.I. Growth Fund Reorganization. Consummation of the V.I. Growth Fund Reorganization, however, is not conditioned on consummation of the V.I. Aggressive Growth Fund Reorganization.

     Under the Plans, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A.

     The value of Buying Fund shares attributable to each contract owner immediately after and as a result of each of the Reorganizations will be the same as the value of Selling Fund shares attributable to each contract owner immediately prior to each of the Reorganizations. The Reorganizations have been structured as tax-free transactions. No sales charges will be imposed in connection with the Reorganizations.

     The Board of Trustees of Trust (the "Board") has approved the Plans and the Reorganizations as being advisable and in the best interests of each of the Selling Funds.

     Trust is a registered open-end management investment company that issues its shares in separate series. The Selling Funds and Buying Fund are all series of Trust. A I M Advisors, Inc. ("AIM") serves as the investment advisor to each Selling Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Buying Fund and V.I. Growth Fund have the same investment objective. Both funds seek to provide growth of capital. Buying Fund and V.I. Aggressive Growth Fund have similar investment objectives in that V.I. Aggressive Growth Fund seeks to provide long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that shareholders of each Selling Fund should know before voting on the Plans. It is both the Proxy Statement of each Selling Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectuses of V.I. Aggressive Growth Fund (Series I and Series II) dated April 29, 2005, as supplemented (together, the "V.I. Aggressive Growth Fund Prospectuses"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented, and the Prospectuses of V.I. Growth Fund (Series I and Series II) dated April 29, 2005, as supplemented (together, the "V.I. Growth Fund Prospectuses" and, together with the V.I. Aggressive Growth Fund Prospectuses, the "Selling Fund Prospectuses"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus. The Prospectuses of Buying Fund (Series I and Series
II) dated April, 29, 2005, as supplemented, (together, the "Buying Fund Prospectuses"), the related Statement of Additional Information dated April 29, 2005, as supplemented, and the Statement of Additional Information relating to the Reorganizations dated February 28, 2006, are on file with the SEC. The Buying Fund Prospectuses are incorporated by reference into this Proxy Statement/ Prospectus and copies of the Buying Fund Prospectuses are attached as Appendix III to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganizations dated February 28, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buying Fund.

     Copies of the Prospectuses of Buying Fund and each Selling Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.

     Trust has previously sent to shareholders the most recent annual report for your respective Selling Fund, including financial statements, and the most recent semi-annual report succeeding the annual report for your respective Selling Fund, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganizations.......................................    1
  Comparison of Fees and Expenses...........................    2
  Comparison of Performance.................................    6
  Comparison of Investment Objectives and Principal
     Strategies.............................................   10
  Comparison of Multiple Class Structures...................   11
  Comparison of Sales Charges...............................   11
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................   11
  The Board's Recommendation................................   11
RISK FACTORS................................................   12
  Risks Associated with Buying Fund.........................   12
  Comparison of Risks of Buying Fund and Each Selling
     Fund...................................................   12
INFORMATION ABOUT BUYING FUND...............................   12
  Description of Buying Fund Shares.........................   12
  Management's Discussion of Fund Performance...............   12
  Financial Highlights......................................   13
ADDITIONAL INFORMATION ABOUT THE PLANS......................   13
  Terms of the Reorganizations..............................   13
  The Reorganizations.......................................   13
  Board Considerations......................................   13
  Other Terms...............................................   18
  Federal Income Tax Consequences...........................   18
  Accounting Treatment......................................   19
RIGHTS OF SHAREHOLDERS......................................   19
CAPITALIZATION..............................................   20
LEGAL MATTERS...............................................   21
ADDITIONAL INFORMATION ABOUT BUYING FUND AND SELLING
  FUNDS.....................................................   21
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   21
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   22
  General Information.......................................   22
  Proxy Statement/Prospectus................................   22
  Time and Place of Special Meetings........................   22
  Voting in Person..........................................   22
  Voting by Proxy...........................................   22
  Quorum Requirement and Adjournment........................   23
  Vote Necessary to Approve Each Proposal...................   23
  Proxy Solicitation........................................   23
  Other Matters.............................................   23
  Ownership of Shares.......................................   24
  Security Ownership of Management and Trustees.............   24

EXHIBIT A...      Classes of Shares of Each Selling Fund and Corresponding
                                          Classes of Shares of Buying Fund

EXHIBIT B...      Shares Outstanding of Each Class of Each Selling Fund on
                                                               Record Date

EXHIBIT C...                      Ownership of Shares of Each Selling Fund

EXHIBIT D...                            Ownership of Shares of Buying Fund

APPENDIX
  I ........        Plan of Reorganization for V.I. Aggressive Growth Fund

APPENDIX
  II .......                   Plan of Reorganization for V.I. Growth Fund

APPENDIX
  III ......          Prospectuses of Buying Fund (Series I and Series II)

APPENDIX
  IV .......                      Discussion of Performance of Buying Fund

APPENDIX
  V ........  Financial Highlights of Buying Fund (Series I and Series II)

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganizations are part of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the Selling Funds' shareholders will benefit from the proposed Reorganizations because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganizations are advisable and in the best interests of each Selling Fund and that the interests of the shareholders of each Selling Fund will not be diluted as a result of the Reorganizations. The Selling Funds and Buying Fund have similar investment objectives. Each of the Selling Funds and Buying Fund utilize similar investment strategies and are managed by the same portfolio team. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. In addition, the total annual operating expenses of the combined fund are expected to be lower than the current total annual operating expenses of each Selling Fund. For additional information concerning the factors the Board considered in approving the Plans, see "Additional Information About the Plans -- Board Considerations."

     The following summary discusses some of the key features of the Reorganizations and highlights certain differences between each Selling Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plans. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATIONS

     The Reorganizations will result in the combination of each Selling Fund with Buying Fund. The Selling Funds and Buying Fund are all series of Trust, a Delaware statutory trust.

     If shareholders of each Selling Fund approve the Plans and other closing conditions are satisfied, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund, and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plans -- Other Terms."

     The shares of Buying Fund issued in the Reorganizations will have an aggregate net asset value equal to the net value of the assets of each Selling Fund transferred to Buying Fund. The value of Buying Fund shares attributable to each contract owner immediately after and as a result of each of the Reorganizations will be the same as the value of the applicable Selling Fund shares attributable to each contract owner immediately prior to each of the Reorganizations. A copy of the V.I. Aggressive Growth Fund Plan is attached as Appendix I to this Proxy Statement/Prospectus and a copy of the V.I. Growth Fund Plan is attached as Appendix II to this Proxy Statement/Prospectus. See "Additional Information About the Plans."

     Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that each Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of each Reorganization. See "Additional Information About the Plans -- Federal Income Tax Consequences."

COMPARISON OF FEES AND EXPENSES

  FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of each Selling Fund and Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganizations are also provided. There is no guarantee that actual expenses will be the same as those shown in this table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                                        AIM V.I. CAPITAL
                                AIM V.I. AGGRESSIVE       AIM V.I. GROWTH        AIM V.I. CAPITAL       APPRECIATION FUND
                                    GROWTH FUND                FUND             APPRECIATION FUND          BUYING FUND
                                    SELLING FUND           SELLING FUND            BUYING FUND         PRO FORMA COMBINED
                                     (12/31/04)             (12/31/04)              (12/31/04)             (12/31/04)
                                --------------------   ---------------------   --------------------   ---------------------
                                SERIES I   SERIES II   SERIES I    SERIES II   SERIES I   SERIES II   SERIES I    SERIES II
                                 SHARES     SHARES      SHARES      SHARES      SHARES     SHARES      SHARES      SHARES
                                --------   ---------   --------    ---------   --------   ---------   --------    ---------
SHAREHOLDER TRANSACTION
  EXPENSES Maximum Sales
  Charge (Load) Imposed on
  Purchase (as a percentage of
  offering price).............       N/A        N/A         N/A         N/A         N/A        N/A         N/A         N/A
Maximum Deferred Sales Charge
  (as a percentage of original
  purchase price or redemption
  proceeds, as applicable)....       N/A        N/A         N/A         N/A         N/A        N/A         N/A         N/A
ANNUAL FUND OPERATING
  EXPENSES(1)
  (expenses that are deducted
  from fund assets)
Management fees...............     0.80%      0.80%       0.63%       0.63%       0.61%      0.61%       0.61%       0.61%
Distribution and/or Service
  (12b-1) Fees................        --      0.25%          --       0.25%          --      0.25%          --       0.25%
Other Expenses................     0.36%      0.36%       0.28%       0.28%       0.30%      0.30%       0.29%       0.29%
Total Annual Fund Operating
  Expenses....................     1.16%      1.41%       0.91%       1.16%       0.91%      1.16%       0.90%       1.15%
Fee Waiver(2).................     0.05%      0.05%          --          --          --         --          --          --
Net Annual Fund
  Expenses(3)(4)..............     1.11%      1.36%       0.91%       1.16%       0.91%      1.16%       0.90%       1.15%

- ---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) Effective January 1, 2005 through December 31, 2009, the advisor for AIM V.I. Aggressive Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Funds' (based on the Funds' average daily net assets) do not exceed the annual uniform fee schedule rate of 0.75% of the first $150 million, plus 0.625% of the next $4.5 billion, plus 0.60% of the next $5 billion Fund's daily net assets in excess of $10 billion.

(3) The advisor for AIM V.I. Aggressive Growth Fund, AIM V.I. Growth Fund and AIM V.I. Capital Appreciation Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% and Series II shares to 1.45% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation is in effect through April 30, 2006.

(4) AIM V.I. Aggressive Growth Fund and AIM V.I. Growth Fund may incur additional expenses related to the Reorganizations.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of each Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the Reorganizations are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                              ONE    THREE   FIVE     TEN
                                                              YEAR   YEARS   YEARS   YEARS
                                                              ----   -----   -----   ------
AIM V.I. AGGRESSIVE GROWTH FUND (SELLING FUND)
Series I....................................................  $113   $353    $612    $1,384
Series II...................................................   138    431     745     1,667
AIM V.I. GROWTH FUND (SELLING FUND)
Series I....................................................  $ 93   $290    $504    $1,120
Series II...................................................   118    368     638     1,409
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND)
Series I....................................................  $ 93   $290    $504    $1,120
Series II...................................................   118    368     638     1,409
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND) -- PRO
  FORMA COMBINED
Series I....................................................  $ 92   $287    $498    $1,108
Series II...................................................   117    365     633     1,398

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. EACH SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT EACH SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  FEE TABLE

     In the event that the V.I. Aggressive Growth Fund Reorganization is not approved, this table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of V.I. Growth Fund and Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the V.I. Growth Fund Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                                  AIM V.I. CAPITAL
                                                                          AIM V.I. CAPITAL       APPRECIATION FUND
                                                   AIM V.I. GROWTH       APPRECIATION FUND          BUYING FUND
                                                  FUND SELLING FUND         BUYING FUND          PRO FORMA COMBINED
                                                      (12/31/04)             (12/31/04)              (12/31/04)
                                                 --------------------   --------------------   ----------------------
                                                 SERIES I   SERIES II   SERIES I   SERIES II   SERIES I     SERIES II
                                                  SHARES     SHARES      SHARES     SHARES      SHARES       SHARES
                                                 --------   ---------   --------   ---------   --------     ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase
  (as a percentage of offering price)..........     N/A        N/A         N/A        N/A         N/A          N/A
Maximum Deferred Sales Charge (as a percentage
  of original purchase price or redemption
  proceeds, as applicable).....................     N/A        N/A         N/A        N/A         N/A          N/A
ANNUAL FUND OPERATING EXPENSES(1) (expenses
  that are deducted from fund assets)
Management fees................................    0.63%      0.63%       0.61%      0.61%       0.61%        0.61%
Distribution and/or Service (12b-1) Fees.......      --       0.25%         --       0.25%         --         0.25%
Other Expenses.................................    0.28%      0.28%       0.30%      0.30%       0.30%        0.30%
Total Annual Fund Operating Expenses(2)(3).....    0.91%      1.16%       0.91%      1.16%       0.91%        1.16%

- ---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) The advisor for AIM V.I. Growth Fund and AIM V.I. Capital Appreciation Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% and Series II shares to 1.45% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation is in effect through April 30, 2006.

(3) AIM V.I. Growth Fund may incur additional expenses related to the V.I. Growth Fund Reorganization.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of V.I. Growth Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the V.I. Growth Fund Reorganization are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
AIM V.I. GROWTH FUND (SELLING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CAPITAL APPRECIATION FUND (BUYING FUND) -- PRO
  FORMA COMBINED
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. V.I. GROWTH FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT V.I. GROWTH FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  ADVISOR COMPENSATION

     The current investment advisory fee schedule of Buying Fund is lower than that of V.I. Aggressive Growth Fund and identical to V.I. Growth Fund. As a result, if shareholders approve either both Reorganizations, or only the V.I. Growth Fund Reorganization, the current investment advisory fee schedule applicable to Buying Fund will remain in effect for the combined fund, as follows:

ANNUAL RATE                                                         NET ASSETS
- -----------                                                         ----------
 0.65%                                                       First $250 million
 0.60%                                                       Excess over $250 million

     In addition, AIM has contractually agreed to waive a portion of its advisory fees through December 31, 2009, on V.I. Aggressive Growth Fund in connection with a settlement agreement reached with the New York Attorney General, and through December 31, 2006 on Buying Fund. In connection with the Reorganizations, the Board of Buying Fund has approved extending Buying Fund's advisory fee rates that will apply after the waiver though December 31, 2009. Accordingly, for the period January 1, 2005 to December 31, 2009, the following advisory fee rates will apply after the waiver:

ANNUAL RATE          NET ASSETS
- -----------          ----------
0.695%        First $250 million
0.625%        Next $750 million
0.62%         Next $1.5 billion
0.595%        Next $2.5 billion
0.57%         Next $2.5 billion
0.545%        Next $2.5 billion
0.52%         Amounts over $10 billion

     After giving effect to both Reorganizations, the reduced advisory fee schedule to be applicable to Buying Fund will be the same as or lower than each Selling Fund's current investment advisory fee schedule. In addition, the total annual operating expenses of the combined fund after giving effect to both Reorganizations and fee reductions are expected to be lower than those of Selling Funds.

COMPARISON OF PERFORMANCE

     Bar charts showing the annual total returns for calendar years ended December 31, 2004 for Series I shares of each Selling Fund and Buying Fund can be found below. Also included below are tables showing the average annual total returns for the periods indicated for each Selling Fund and Buying Fund. For more information regarding the total return of each Selling Fund, see the "Financial Highlights" sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

  V.I. AGGRESSIVE GROWTH FUND (SELLING FUND)

     The following bar chart shows changes in the performance of V.I. Aggressive Growth Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
- -----------                                                              -------
1999...................................................................   44.67%
2000...................................................................    2.60%
2001...................................................................  -26.06%
2002...................................................................  -22.66%
2003...................................................................   26.67%
2004...................................................................   11.80%

     During the periods shown in the bar chart, the highest quarterly return was 29.55% (quarter ended December 31, 1999) and the lowest quarterly return was
- -24.54% (quarter ended September 30, 2001).

     The following performance table compares V.I. Aggressive Growth Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. V.I. Aggressive Growth Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of V.I. Aggressive Growth Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                     SINCE     SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1-YEAR   5-YEARS   INCEPTION   INCEPTION DATE
- -----------------------------------------       ------   -------   ---------   ---------------
Series I......................................  11.80%    (3.64)%    2.65%        05/01/98
Series II.....................................  11.47     (3.88)     2.40         05/01/98(1)
S&P 500 Index(2)..............................  10.87     (2.30)     2.82(5)      04/30/98(5)
Russell Midcap(TM) Growth Index(3)............  15.48     (3.36)     4.31(5)      04/30/98(5)
Lipper Mid-Cap Growth Fund Index(4)...........  14.03     (6.07)     3.70(5)      04/30/98(5)

- ---------------

(1) The returns shown for these periods are the blended returns of the historical performance of V.I. Aggressive Growth Fund's Series II shares since their inception and the restated historical performance of V.I. Aggressive Growth Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of V.I. Aggressive Growth Fund's Series I shares. The inception date of V.I. Aggressive Growth Fund's Series II shares is March 26, 2002.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Selling Fund has also included the Russell Midcap(TM) Growth Index as its style-specific index because Selling Fund believes the Russell Midcap(TM) Growth Index more closely reflects the performance of the types of securities in which Selling Fund invests. In addition, the Lipper Mid-Cap Growth Fund Index (which may or may not include Selling Fund) is included for comparison to a peer group.

(3) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast. The Russell Midcap(TM) Index measures the performance of the 800 smallest companies in the Russell 1000 Index. The Russell 1000 Index measures the performance of the 1,000 largest companies domiciled in the United States.

(4) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

(5) The average annual total return given is since the month end closest to the inception date of the class with the longest performance history.

  V.I. GROWTH FUND (SELLING FUND)

     The following bar chart shows changes in the performance of V.I. Growth Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

YEARS                                                   %
- -----                                                 ------
1995                                                   34.77%

1996                                                   18.09%

1997                                                   26.87%

1998                                                   34.12%

1999                                                   35.24%

2000                                                  -20.49%

2001                                                  -33.88%

2002                                                  -30.97%

2003                                                   31.24%

2004                                                    8.23%

     During the periods shown in the bar chart, the highest quarterly return was 27.80% (quarter ended December 31, 1998) and the lowest quarterly return was
- -27.44% (quarter ended March 31, 2001).

     The following performance table compares V.I. Growth Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. V.I. Growth Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of V.I. Growth Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                              SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE
- -----------------------------------------       ------   -------   --------   ---------------
Series I......................................   8.23%   (12.41)%    6.56%       05/05/93
Series II.....................................   8.00    (12.62)     6.30        05/05/93(1)
S&P 500 Index(2)..............................  10.87     (2.30)    12.07
Russell 1000(R) Growth Index(3)...............   6.30     (9.29)     9.59
Lipper Large-Cap Growth Fund Index(4).........   7.45     (9.72)     8.64

- ---------------

(1) The returns shown for these periods are the blended returns of the historical performance of V.I. Growth Fund's Series II shares since their inception and the restated historical performance of V.I. Growth Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of V.I. Growth Fund's Series I shares. The inception date of V.I. Growth Fund's Series II shares is September 19, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. Selling Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Selling Fund has also elected to use the Russell 1000(R) Growth Index, which Selling Fund believes more closely reflects the performance of the types of securities in which Selling Fund invests. In addition, Selling Fund has included the Lipper

    Large-Cap Growth Fund Index (which may or may not include Selling Fund) for comparison to a peer group.

(3) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Growth Index measures the performance of the largest 1,000 companies domiciled in the United States.

(4) The Lipper Large-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large Cap Growth Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index.

  V.I. CAPITAL APPRECIATION FUND (BUYING FUND)

     The following bar chart shows changes in the performance of Buying Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.

YEARS                                                   %
- -----                                                 ------
1995                                                   35.69%

1996                                                   17.58%

1997                                                   13.50%

1998                                                   19.30%

1999                                                   44.61%

2000                                                  -10.91%

2001                                                  -23.28%

2002                                                  -24.35%

2003                                                   29.52%

2004                                                    6.62%

     During the periods shown in the bar chart, the highest quarterly return was 35.78% (quarter ended December 31, 1999) and the lowest quarterly return was
- -23.09% (quarter ended September 30, 2001).

     The following performance table compares Buying Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                              SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE
- -----------------------------------------       ------   -------   --------   ---------------
Series I......................................   6.62%    (6.51)%    8.35%       05/05/93
Series II.....................................   6.33     (6.75)     8.09        05/05/93(1)
S&P 500 Index(2)..............................  10.87     (2.30)    12.07
Russell 1000 Growth Index(3)..................   6.30     (9.29)     9.59
Lipper Multi-Cap Growth Fund Index(4).........  11.26     (7.00)     9.43

- ---------------

(1) The returns shown for these periods are the blended returns of the historical performance of Buying Fund's Series II shares since their inception and the restated historical performance of Buying Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of the Buying Fund's Series I shares. The inception date of Buying Fund's Series II shares is August 21, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has also included the Russell 1000(R) Growth Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Multi-Cap Growth Fund Index (which may or may not include Buying Fund) for comparison to a peer group.

(3) The Russell 1000(R) Growth Index measures the performance of those securities in the Russell 1000(R) Index with a higher than average growth forecast. The Russell 1000(R) Index measures the performance of the largest 1,000 companies domiciled in the United States.

(4) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth category. These funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P 500 Index.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     The Selling Funds and Buying Fund have similar investment objectives. V.I. Growth Fund and Buying Fund seek growth of capital, while V.I. Aggressive Growth Fund seeks long-term growth of capital. The Selling Funds and Buying Fund also invest in similar types of securities. Each Selling Fund and Buying Fund invest primarily in common stocks of companies with above-average long-term growth in earnings and excellent prospects for future growth. However, V.I. Aggressive Growth Fund invests in small and medium-sized growth companies and V.I. Growth Fund invests in seasoned, better capitalized companies, while Buying Fund may invest without regard to capitalization. Buying Fund also has the ability to use leverage, although its portfolio management team does not currently do so.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of each Selling Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of each Selling Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

  AIM V.I. AGGRESSIVE GROWTH FUND           AIM V.I. GROWTH FUND          AIM V.I. CAPITAL APPRECIATION FUND
          (SELLING FUND)                       (SELLING FUND)                        (BUYING FUND)
  -------------------------------           --------------------          ----------------------------------
                                            INVESTMENT OBJECTIVES
- - Long-term growth of capital        - Growth of capital                  - Growth of capital

                                            INVESTMENT STRATEGIES
- - Invests primarily in common        - Invests in common stocks of        - Invests principally in common
  stocks of small and medium-sized     seasoned and better capitalized      stocks, without regard to market
  growth companies.                    companies considered to have         capitalization.
                                       strong earnings momentum.

- - Portfolio managers focus on        - Portfolio managers focus on        - Invests in common stocks of
  companies that are likely to         companies that have experienced      companies the portfolio managers
  benefit from new or innovative       above-average growth in earnings     believe are likely to benefit
  products, services or processes      and have excellent prospects for     from new or innovative products,
  as well as those that have           future growth.                       services or processes as well as
  experienced above-average,                                                those that have experienced above
  long-term growth in earnings and                                          average, long-term growth in
  have excellent prospects for                                              earnings and have excellent
  future growth.                                                            prospects for future growth.

- - May also invest up to 25% of its   - May also invest up to 25% of its   - May also invest up to 25% of its
  total assets in foreign              total assets in foreign securities.  total assets in foreign securities.
  securities.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of each Selling Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of each Selling Fund will receive in the Reorganizations can be found at Exhibit A. For information regarding the features of each of the share classes of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of each Selling Fund's shares in connection with the Reorganizations. In addition, no sales charges are applicable to Series I or Series II shares of the Selling Funds or Buying Fund. There may be, however, sales and additional other expenses associated with your variable annuity or variable life contract through which you invest in each Selling Fund and Buying Fund.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of each Selling Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Each of the Selling Funds and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of their Series II shares. Each Selling Fund and Buying Fund have engaged AIM Distributors to provide such services either directly or through third parties. The fee tables beginning on page 2 include comparative information about the distribution and service fees payable by the Series II shares of each Selling Fund and Buying Fund. The Series II shares of Buying Fund have the same distribution and service fees as the Series II shares of each Selling Fund.

     The purchase and redemption procedures of each Selling Fund and Buying Fund are identical. For information regarding the purchase and redemption procedures of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of each Selling Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND EACH SELLING FUND

     The risks associated with an investment in each Selling Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and each Selling Fund. You can find more detailed descriptions of specific risks associated with each Selling Fund in the Selling Fund Prospectuses.

     Buying Fund invests without regard to market capitalization, but expects to invest a significant portion of its assets in securities of mid- and large-sized companies. V.I. Aggressive Growth Fund invests in securities of small- and medium-sized growth companies. In this regard, an investment in V.I. Aggressive Growth Fund may pose greater risks than an investment in Buying Fund because the prices of securities of small capitalization companies may go up and down more than the prices of larger, more established companies. Further, V.I. Aggressive Growth Fund may engage in active and frequent trading of portfolio securities to achieve its investment objective. If V.I. Aggressive Growth Fund does trade in this way, it may incur increased transaction costs, which can lower the actual return on the shareholder's investment. Active trading may also increase short-term gains and losses, which may affect the taxes shareholders have to pay.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value at the option of the shareholder or at the option of Trust in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buying Fund. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. There are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its semi-annual report to shareholders for the semi-annual period ended June 30, 2005 is set forth in Appendix IV of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the Financial Highlights of Buying Fund attached to this Proxy Statement/Prospectus as Appendix V, which are more current than and should be read in lieu of the "Financial Highlights" sections of the Buying Fund Prospectuses that are attached to this Proxy Statement/Prospectus as Appendix III.

                     ADDITIONAL INFORMATION ABOUT THE PLANS

TERMS OF THE REORGANIZATIONS

     The terms and conditions under which the Reorganizations may be consummated are set forth in the respective Plans. Significant provisions of the Plans are summarized below; however, this summary is qualified in its entirety by reference to the Plans, copies of which are attached as Appendix I and II to this Proxy Statement/Prospectus.

THE REORGANIZATIONS

     Consummation of the Reorganizations (the "Closing") is expected to occur on May 1, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on April 28, 2006 (the "Valuation Date"). The last day that purchases or redemptions may be made on either Selling Fund is April 27, 2006. Any purchase or redemption orders received by either Selling Fund from insurance companies on May 1, 2006, with a requested trade date of April 28, 2006, will be processed as of April 28, 2006 for the Buying Fund. At the Effective Time, all of the assets of each Selling Fund will be delivered to Trust's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of each Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of each Selling Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of a Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in the applicable Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of each Selling Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of each Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of each Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (a) all of each Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the short taxable year beginning on January 1, 2006 and ending on the Closing and (b) all of each Selling Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with each of the Reorganizations if the shareholders of the respective Selling Fund approve the applicable Plan, provided that consummation of the V.I. Aggressive Growth Fund Reorganization is conditioned on consummation of the V.I. Growth Fund Reorganization.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of each Selling Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Board consider the Reorganizations at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the Reorganizations took place. After careful consideration and after weighing the pros and cons of each of the Reorganizations, the Board determined that each of the Reorganizations is advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders, and approved the Plans and the Reorganizations, at a telephonic meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning each Selling Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of each Selling Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganizations. AIM also provided the Board with written materials concerning the structure of the proposed Reorganizations and the Federal tax consequences of the Reorganizations.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, and the calculation of pro forma expense ratios. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganizations that shows the actual costs and expenses of the Reorganizations.

     In evaluating each of the Reorganizations, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of each Selling Fund and Buying Fund.

     - The comparative performance of each Selling Fund and Buying Fund.

     - The comparative expenses of each Selling Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to each Reorganization.

     - The comparative sizes of each Selling Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by each Selling Fund or Buying Fund in connection with the Reorganizations.

     - The projected financial impact to AIM and its affiliates of the Reorganizations.

     Based on the foregoing and the information presented at the Board meetings discussed below, the Board determined that the Reorganizations are advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders. Therefore, the Board recommended the approval of the Plans by the shareholders of each Selling Fund at the Special Meetings.

  V.I. AGGRESSIVE GROWTH FUND REORGANIZATION

     AIM proposed the V.I. Aggressive Growth Fund Reorganization, together with the V.I. Growth Fund Reorganization discussed below, as part of an effort to consolidate the AIM growth fund offerings within the variable insurance marketplace. In considering the V.I. Aggressive Growth Fund Reorganization, the Board noted that the funds have similar investment objectives and are managed using similar investment strategies. In addition, Buying Fund's long-term performance track record is better than V.I. Aggressive Growth Fund's and the expenses of the combined fund are expected to be lower than those of V.I. Aggressive Growth Fund.

     The Board noted that since September 16, 2005, both V.I. Aggressive Growth Fund and Buying Fund have been managed by the same lead portfolio manager and portfolio management team using similar investment strategies. Although Buying Fund and V.I. Aggressive Growth Fund only had approximately 20% portfolio overlap as of July 31, 2005, the amount of portfolio overlap between the funds is expected to increase because the same portfolio management team now manages both funds using similar investment strategies. The Board noted that V.I. Aggressive Growth Fund is currently positioned as a small- to mid-cap growth fund, whereas Buying Fund has a multi-cap discipline focusing on mid- and large-cap stocks. Thus, V.I. Aggressive Growth Fund shareholders may lose most of their current small-cap exposure in Buying Fund's investment process.

     The Board also noted that consummation of the V.I. Aggressive Growth Fund Reorganization is conditioned on consummation of the V.I. Growth Fund Reorganization. If the V.I. Growth Fund Reorganization is not consummated, the asset retention requirements for small cap stocks necessary to maintain the tax-free nature of the V.I. Aggressive Growth Fund Reorganization could unduly limit the portfolio manager's flexibility in managing the combined fund because a disproportionately large percentage of the assets of the combined fund could be required to be held in small cap stocks.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the V.I. Aggressive Growth Fund Reorganization primarily because although V.I. Aggressive Growth Fund and Buying Fund currently have overlapping management teams, the portfolio composition of the combined fund is expected to be more like that of Buying Fund over time, and the investment style that Buying Fund's management team currently utilizes to manage Buying Fund will apply to the combined fund after the V.I. Aggressive Growth Fund Reorganization. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the V.I. Aggressive Growth Fund Reorganization. The Board also considered the relative sizes of the two funds noting that Buying Fund has a significantly larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $1 billion, compared to net assets for V.I. Aggressive Growth Fund of approximately $155 million.

     The Board considered the performance of Buying Fund in relation to the performance of V.I. Aggressive Growth Fund, noting that although V.I. Aggressive Growth Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders. As of July 31, 2005, the relative performance of Series I shares of V.I. Aggressive Growth Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                             ONE    FIVE     TEN      SINCE     INCEPTION
                                            YEAR    YEARS   YEARS   INCEPTION     DATE
                                            -----   -----   -----   ---------   ---------
V.I. Aggressive Growth Fund...............  19.13%  -5.31%   N/A      3.08%     05/01/98
Buying Fund...............................  14.48%  -7.29%  5.44%     8.81%     05/05/93

     The performance information under "Comparison of Performance" supports the Board's determination that Buying Fund's long-term performance generally has been better than that of V.I. Aggressive Growth Fund. See "Comparison of Performance."

     The Board also considered the operating expenses the funds incur. As a percentage of daily net assets, the total annual operating expenses of Buying Fund prior to giving pro forma effect to the V.I. Aggressive Growth Fund Reorganization are lower than the total annual operating expenses of V.I. Aggressive Growth Fund for Series I and Series II shares.

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.20% lower than those of V.I. Aggressive Growth Fund for Series I and Series II shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expenses of Buying Fund are expected to be approximately 0.26% lower than those of V.I. Aggressive Growth Fund for Series I and Series II shares. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expenses tables contained in "Comparison of Fees and Expenses" because the information the Board considered is as of a more recent date than that which is contained in "Comparison of Fees and Expenses."

     At the November 14, 2005 meeting, the Board was presented with a new advisory fee waiver schedule for Buying Fund to be effective as of the Closing of the V.I. Aggressive Growth Fund Reorganization.

     The Board considered the proposed reduction of the advisory fee schedule in approving the Reorganization at the November 14, 2005 meeting and approved the reduced advisory fee schedule, to be committed through December 31, 2009, at an in-person meeting on December 7, 2005.

     The total expenses to be incurred in connection with the V.I. Aggressive Growth Fund Reorganization are expected to be approximately $144,000. V.I. Aggressive Growth Fund's expenses incurred in connection with the V.I. Aggressive Growth Fund Reorganization are expected to be approximately $114,000. The Board noted AIM's proposal that V.I. Aggressive Growth Fund bear 50% and AIM bear 50% of V.I. Aggressive Growth Fund's costs in connection with the V.I. Aggressive Growth Fund Reorganization and concluded it was appropriate for V.I. Aggressive Growth Fund to bear such portion of expenses in light of the decrease in expenses that are expected to result from the V.I. Aggressive Growth Fund Reorganization. Buying Fund's expenses to be incurred in connection with the V.I. Aggressive Growth Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the V.I. Aggressive Growth Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the V.I. Aggressive Growth Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and V.I. Aggressive Growth Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by V.I. Aggressive Growth Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for V.I. Aggressive Growth Fund's shareholders to recoup expenses incurred in the V.I. Aggressive Growth Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of V.I. Aggressive Growth Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of V.I. Aggressive Growth Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Aggressive Growth Fund) after which V.I. Aggressive Growth Fund is patterned is proposed to be reorganized into the AIM non-variable insurance or "retail" fund (AIM Constellation Fund) after which Buying Fund is patterned. On February 28, 2006, a special meeting of shareholders will be held to seek approval of the reorganization of AIM Aggressive Growth Fund into AIM Constellation Fund. The factors supporting that proposed reorganization are generally similar to the factors described above.

  V.I. GROWTH FUND REORGANIZATION

     AIM similarly proposed the V.I. Growth Fund Reorganization as part of an effort to consolidate the AIM growth fund offerings within the variable insurance marketplace. In considering the V.I. Growth Fund Reorganization, the Board noted that Buying Fund and V.I. Growth Fund have the same investment objectives, are managed using similar investment strategies and invest in similar securities. In addition, Buying Fund's long-term performance track record is better than V.I. Growth Fund's and the expenses of the combined fund are expected to be lower than those of V.I. Growth Fund.

     The Board noted that since September 16, 2005, V.I. Growth Fund and Buying Fund have been managed using the same discipline by the same lead portfolio manager and portfolio management team. The Board noted that because V.I. Growth Fund and Buying Fund have the same investment objectives and similar investment strategies, there is significant portfolio overlap between these two funds. As of July 31, 2005, approximately 63% of V.I. Growth Fund's total net assets were invested in securities Buying Fund also owns.

     In addition, the Board noted that V.I. Growth Fund is currently positioned as a large-cap growth fund, whereas Buying Fund has a multi-cap discipline focusing on mid- and large-cap stocks. Thus, as a result of the V.I. Growth Fund Reorganization, V.I. Growth Fund shareholders may lose some exposure to large-cap stocks in Buying Fund's investment process.

     The Board determined that is was appropriate for Buying Fund to be the surviving fund in the V.I. Growth Fund Reorganization. The portfolio composition, investment objectives and strategies of the combined fund will be those of Buying Fund. The expense structure of Buying Fund is more similar to the expense structure of the combined fund, and Buying Fund has significantly more assets than V.I. Growth Fund. Although the portfolio management team of the combined fund is more like the team that has managed V.I. Growth Fund since January 2002, the anticipated utilization of Buying Fund's multi-cap strategy and investment universe is a greater indicator that the combined fund will more closely resemble Buying Fund than V.I. Growth Fund in the future.

     Although the management team of the combined fund will be more similar to the team responsible for V.I. Growth Fund, the Board determined that it was appropriate for Buying Fund to be the surviving fund in the V.I. Growth Fund Reorganization. The Board determined Buying Fund should be the surviving fund primarily because the portfolio composition of the combined fund is expected to be more like that of Buying Fund and the investment style Buying Fund's management team currently utilizes to manage Buying Fund will apply to the combined fund after the V.I. Growth Fund Reorganization. Consequently, the Board determined that Buying Fund's performance track record more accurately reflects the results of the investment process that the combined fund will utilize after the V.I. Growth Fund Reorganization. The Board also considered the relative sizes of the two funds and the larger asset base of Buying Fund in the V.I. Growth Fund Reorganization. As of July 31, 2005, Buying Fund had net assets of approximately $1 billion, compared to net assets for V.I. Growth Fund of approximately $350 million.

     The Board considered the performance of Buying Fund in relation to the performance of V.I. Growth Fund, noting that although V.I. Growth Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders than Growth Fund. As of July 31, 2005, the relative performance of Series I shares of V.I. Growth Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                            ONE     FIVE     TEN      SINCE     INCEPTION
                                           YEAR    YEARS    YEARS   INCEPTION     DATE
                                           -----   ------   -----   ---------   ---------
V.I. Growth Fund.........................  15.76%  -12.13%  4.15%     6.31%     05/05/93
Buying Fund..............................  14.48%   -7.29%  5.44%     8.81%     05/05/93

     The performance information under "Comparison of Performance" supports the Board's determination that Buying Fund's long-term performance has been better than that of V.I. Growth Fund. See "Comparison of Performance."

     The Board also considered the operating expenses the funds incur. The total annual operating expenses of Buying Fund prior to giving pro forma effect to the V.I. Growth Fund Reorganization, as a percentage of average daily net assets, are lower than the total annual operating expenses of V.I. Growth Fund.

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.05% lower than those of V.I. Growth Fund for Series I and Series II shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expense ratios of Buying Fund Series I and Series II shares are also expected to be 0.05% lower than those of V.I. Growth Fund after the V.I. Growth Fund Reorganization. The pro forma total annual operating expenses the Board considered differ from the pro forma fee and expenses tables contained in "Comparison of Fees and Expenses" because the information the Board considered is as of a more recent date than that which is contained in "Comparison of Fees and Expenses."

     The total expenses to be incurred in connection with the V.I. Growth Fund Reorganization are expected to be approximately $304,000. V.I. Growth Fund's expenses incurred in connection with the V.I. Growth Fund Reorganization are expected to be approximately $274,000. The Board noted AIM's proposal that V.I. Growth Fund bear 25% and AIM bear 75% of V.I. Growth Fund's costs in connection with the V.I. Growth Fund Reorganization and concluded it was appropriate for V.I. Growth Fund to bear such portion of expenses in light of the decrease in expenses that are expected to result from the V.I. Growth Fund Reorganization. Buying Fund's expenses to be incurred in connection with the V.I. Growth Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the V.I. Growth Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the V.I. Growth Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and V.I. Growth Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by V.I. Growth Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for V.I. Growth Fund's shareholders to recoup expenses incurred in the V.I. Growth Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value V.I. Growth Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of V.I. Growth Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Weingarten Fund) after which the V.I. Growth Fund is patterned is proposed to be reorganized into the AIM non-variable insurance or "retail" fund (AIM Constellation Fund) after which Buying Fund is patterned. On February 28, 2006, a special meeting of shareholders will be held to seek shareholder approval of the reorganization of AIM Weingarten Fund into AIM Constellation Fund. The factors supporting that proposed reorganization are generally similar to the factors described above.

OTHER TERMS

     If any amendment is made to the Plans following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plans may be amended without shareholder approval by mutual agreement of the parties.

     The obligations of Trust pursuant to the Plans are subject to various conditions, including the following conditions:

     - the assets of each Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by such Selling Fund immediately prior to the Reorganization;

     - Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of V.I. Growth Fund shall have approved the V.I. Growth Plan;

     - the shareholders of V.I. Aggressive Growth Fund shall have approved the V.I. Aggressive Growth Plan, provided that it is also a condition to the V.I. Aggressive Growth Reorganization that the V.I. Growth Fund Reorganization be consummated; and

     - Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plans will not result in the recognition of gain or loss for Federal income tax purposes for each Selling Fund, Buying Fund or their shareholders.

     The Board may waive without shareholder approval any default or any failure to satisfy any of the above conditions as long as such a waiver will not have a material adverse effect on the benefits intended under the Plans for the shareholders of each Selling Fund. The Plans may be terminated and the Reorganizations may be abandoned at any time if the shareholders of each Selling Fund do not approve their respective Plan or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of each Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal

Federal income tax consequences that are expected to result from each Reorganization, under currently applicable law, are as follows:

     - each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by a Selling Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of such Selling Fund or on the distribution of those shares to such Selling Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of a Selling Fund in exchange for shares of Buying Fund issued directly to such Selling Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of each Selling Fund upon the exchange of shares of such Selling Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of each Selling Fund will be the same as the shareholder's tax basis of the shares of such Selling Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of each Selling Fund will include the period for which such shareholder held the shares of such Selling Fund exchanged therefor, provided that such shares of each Selling Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of each Selling Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Trust has not requested and will not request an advance ruling from the IRS as to the Federal tax consequences of the Reorganizations. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust as to the foregoing Federal income tax consequences of the Reorganizations, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATIONS IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF EACH SELLING FUND. EACH SELLING FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THEIR REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of each Selling Fund will be the same as the book cost basis of such assets to such Selling Fund.

                             RIGHTS OF SHAREHOLDERS

     Each Selling Fund is a separate series of shares of beneficial interest of Trust. Since both Selling Funds are part of the same legal entity, there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of V.I. Growth Fund; (ii) the capitalization of each class of shares of Buying Fund and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transaction contemplated by the V.I. Growth Fund Plan.

                              V.I. GROWTH                                           PRO FORMA
                                 FUND           BUYING FUND      PRO FORMA         BUYING FUND
                            SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS      SERIES I SHARES
                            ---------------   ---------------   -----------      ---------------
Net Assets................   $305,564,971      $796,123,514     $   (65,851)(1)  $1,101,622,634
Shares Outstanding........     18,414,031        33,804,676      (5,444,905)(2)      46,773,802
Net Asset Value Per
  Share...................   $      16.59      $      23.55                      $        23.55

                                 V.I. GROWTH                                             PRO FORMA
                                     FUND           BUYING FUND       PRO FORMA         BUYING FUND
                               SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS      SERIES II SHARES
                               ----------------   ----------------   -----------      ----------------
Net Assets...................    $12,289,535        $306,772,524      $  (2,649)(1)     $319,059,410
Shares Outstanding...........        747,832          13,161,175       (220,838)(2)       13,688,169
Net Asset Value Per Share....    $     16.43        $      23.31                        $      23.31

- ---------------

(1) Net Assets have been adjusted for the allocated portion of V.I. Growth Fund's expenses expected to be incurred in connection with the V.I. Growth Fund Reorganization. The V.I. Growth Fund Reorganization costs have been allocated among all classes based on relative net assets of each class of V.I. Growth Fund.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of V.I. Growth Fund's shareholder accounts based on the relative value of V.I. Growth Fund's and Buying Fund's Net Asset Value Per Share assuming the V.I. Growth Fund Reorganization would have taken place on October 31, 2005.

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of V.I. Aggressive Growth Fund and V.I. Growth Fund; (ii) the capitalization of each class of shares of Buying Fund and
(iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plans.

                       V.I. AGGRESSIVE                                                             PRO FORMA
                         GROWTH FUND     V.I. GROWTH FUND     BUYING FUND      PRO FORMA          BUYING FUND
                       SERIES I SHARES   SERIES I SHARES    SERIES I SHARES   ADJUSTMENTS       SERIES I SHARES
                       ---------------   ----------------   ---------------   ------------      ---------------
Net Assets...........   $135,743,132       $305,564,971      $796,123,514     $   (120,437)(1)  $1,237,311,180
Shares Outstanding...     11,504,129         18,414,031        33,804,676      (11,187,075)(2)      52,535,761
Net Asset Value Per
  Share..............   $      11.80       $      16.59      $      23.55                       $        23.55

                       V.I. AGGRESSIVE                                                             PRO FORMA
                         GROWTH FUND      V.I. GROWTH FUND     BUYING FUND       PRO FORMA        BUYING FUND
                       SERIES II SHARES   SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS     SERIES II SHARES
                       ----------------   ----------------   ----------------   -----------     ----------------
Net Assets...........     $6,351,483        $12,289,535        $306,772,524     $    (5,063)(1)   $325,408,479
Shares Outstanding...        542,901            747,832          13,161,175        (491,344)(2)     13,960,564
Net Asset Value Per
  Share..............     $    11.70        $     16.43        $      23.31                       $      23.31

- ---------------

(1) Net Assets have been adjusted for the allocated portion of each Selling Fund's expenses expected to be incurred in connection with the Reorganizations. The Reorganizations costs have been allocated among all classes based on relative net assets of each class of each Selling Fund.

(2) Shares Outstanding have been adjusted for the accumulated change in the number of shares of Selling Fund's shareholder accounts based on the relative value of each Selling Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganizations would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganizations will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                         BUYING FUND AND SELLING FUNDS

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix III: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to each Selling Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference: (i) see "Fund Performance" for more information about the performance of each Selling Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of each Selling Fund; (iii) see "Share Price" for more information about the pricing of shares of each Selling Fund;
(iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of each Selling Fund; and (v) see "Dividends And Capital Gain Distributions" for more information about each Selling Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the V.I. Aggressive Growth Fund Prospectuses and related Statement of Additional Information, the V.I. Growth Fund Prospectuses and related Statement of Additional Information, and the Buying Fund Prospectuses and related Statement of Additional Information, is Registration No. 811-07452. Such Prospectuses are incorporated herein by reference.

     Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust (including the Registration Statement of Trust relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549, and at the following regional office of the
SEC: 1801 California Street, Suite 4800, Denver, Colorado 80202. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

GENERAL INFORMATION

     As discussed above, shares of the Selling Funds are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Selling Funds in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the insurance company that issued your contract, on behalf of the separate account, on how to vote shares of the Selling Funds held by the separate account under your contract. If an insurance company does not receive voting instructions from all of its contract owners, it will vote all of the shares held in its name, or in its separate account's name, in the same proportion as the shares of the Selling Funds for which it has received instructions from contract owners (i.e., echo voting). Any shares of the Selling Funds held directly by an insurance company will also be voted in the same proportion as the shares of the Selling Funds for which it has received instructions from contract owners.

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meetings and at any adjournments of the Special Meetings. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meetings. However, you do not need to attend the Special Meetings to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 28, 2006 to all shareholders entitled to vote. Shareholders of record of each Selling Fund as of the close of business on January 19, 2006 (the "Record Date") are entitled to vote at the Special Meetings. The number of shares outstanding of each class of shares of each Selling Fund on the Record Date can be found at Exhibit B. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETINGS

     We are holding both of the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meetings and wish to vote in person, we will provide you with a ballot prior to the vote. However, you must bring a letter from your insurance company indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at
(800) 952-3502 if you plan to attend the Special Meetings.

VOTING BY PROXY

     Whether you plan to attend the Special Meetings or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meetings and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plans, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.

     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meetings. In addition, although merely attending the Special Meetings will not revoke your proxy, if you are present at the Special Meetings you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of each Selling Fund on the Record Date are present at the Special Meetings in person or by proxy.

     Abstentions will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at the Special Meetings or a quorum is present but sufficient votes to approve the Plans are not received, the persons named as proxies may propose one or more adjournments of the Special Meetings to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meetings in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganizations in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganizations against such adjournment. A shareholder vote may be taken on the Reorganizations prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     If a quorum is present with respect to the V.I. Aggressive Growth Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the V.I. Aggressive Growth Fund Plan. It is a condition to consummation of the V.I. Aggressive Growth Fund Reorganization that V.I. Growth Fund shareholders approve the V.I. Growth Fund Plan.

     If a quorum is present with respect to the V.I. Growth Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the V.I. Growth Fund Plan. It is not a condition to consummation of the V.I. Growth Fund Reorganization that V.I. Aggressive Growth Fund shareholders approve the V.I. Aggressive Growth Fund Plan.

     Abstentions are counted as present but are not considered votes cast at the Special Meetings.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. With respect to the V.I. Aggressive Growth Fund Reorganization, V.I. Aggressive Growth Fund will bear 50% of costs and expenses incurred in connection with the V.I. Aggressive Growth Fund Reorganization, and AIM will bear 50% of the costs and expenses incurred in connection with the V.I. Aggressive Growth Fund Reorganization. With respect to the V.I. Growth Fund Reorganization, V.I. Growth Fund will bear 25% of the costs and expenses incurred in connection with the V.I. Growth Fund Reorganization, and AIM will bear 75% of the costs and expenses incurred in connection with the V.I. Growth Fund Reorganization.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special

Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of each Selling Fund can be found at Exhibit C.

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit D.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of each Selling Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust can be found in Exhibits C and D, respectively.

                                   EXHIBIT A

 CLASSES OF SHARES OF EACH SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF
                                  BUYING FUND

CLASSES OF SHARES OF V.I.  CLASSES OF SHARES OF  CORRESPONDING CLASSES OF
 AGGRESSIVE GROWTH FUND      V.I. GROWTH FUND     SHARES OF BUYING FUND
- -------------------------  --------------------  ------------------------
        Series I                 Series I                Series I
        Series II               Series II               Series II

                                   EXHIBIT B

      SHARES OUTSTANDING OF EACH CLASS OF EACH SELLING FUND ON RECORD DATE

     As of January 19, 2006, there were the following number of shares outstanding of each class of each Selling Fund:

V.I. AGGRESSIVE GROWTH FUND
- ---------------------------
Series I Shares:............................................  11,125,857.73
Series II Shares:...........................................     563,284.34

V.I. GROWTH FUND
- ----------------
Series I Shares:............................................   17,511,411.64
Series II Shares:...........................................      863,950.69

                                   EXHIBIT C

                    OWNERSHIP OF SHARES OF EACH SELLING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of each Selling Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of each Selling Fund is presumed to "control" that Selling Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. AGGRESSIVE GROWTH FUND

                                      SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
                                      NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
NAME AND ADDRESS OF PRINCIPAL HOLDER  OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
- ------------------------------------  ----------------   ----------------   ----------------   ----------------
Hartford Life and Annuity Separate
  Account........................       3,413,360.09               N/A           30.68%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Allmerica Financial Life Ins &
  Annuity Company................       2,503,257.77               N/A           22.50%               N/A
  Attn: Lynne McEntegart
  Sep Account
  440 Lincoln Street
  Mailstop S-310
  Worcester, MA 01653-0001
Allstate Life Insurance Company GLAC
  Proprietary....................       1,991,932.40               N/A           17.90%               N/A
  P. O. Box 94200
  Palatine, IL 60094-4200
Hartford Life Separate Account...       1,479,612.31               N/A           13.30%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Symetra Life Insurance Company...         829,724.87               N/A            7.46%               N/A
  Attn Michael Zhang
  4854 154th PL NE
  Redmond, WA 98052-9664
Minnesota Life Insurance Co......                N/A        378,862.98             N/A              67.26%
  Attn: A6-5216
  400 Robert St N
  St Paul, MN 55101-2015
Guardian Insurance & Annuity.....                N/A         82,006.84             N/A              14.56%
  Attn: Paul Iannelli
  3900 Burgess Pl
  Equity Accounting 3-S
  Bethlehem, PA 18017-9097
Allstate Life Insurance Company GLAC
  VA3............................                N/A         50,979.88             N/A               9.05%
  P. O. Box 94200
  Palatine, IL 60094-4200

                                      SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
                                      NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
NAME AND ADDRESS OF PRINCIPAL HOLDER  OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
- ------------------------------------  ----------------   ----------------   ----------------   ----------------
Guardian Insurance & Annuity.....                N/A         48,281.04             N/A               8.57%
  Attn: Paul Iannelli
  3900 Burgess Place
  Equity Accounting 3-S
  Bethlehem, PA 18017-9097

AIM V.I. GROWTH FUND

                                      SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
                                      NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
NAME AND ADDRESS OF PRINCIPAL HOLDER  OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
- ------------------------------------  ----------------   ----------------   ----------------   ----------------
Lincoln Life Flexible Premium
  Variable Life Acct M/Vul-1-
  SA-M...........................       2,455,729.28               N/A           14.02%               N/A
  Attn: Karen Gerke
  1300 S. Clinton St.
  Mail Stop 4c01
  Fort Wayne, IN 46802-3506
Allstate Life Insurance Company GLAC
  Proprietary....................       2,303,843.31               N/A           13.16%               N/A
  P. O. Box 94200
  Palatine, IL 60094-4200
ING Life Insurance and Annuity Co.
  Conveyor.......................       1,985,349.90               N/A           11.34%               N/A
  Attn: Fund Operations
  151 Farmington Ave TN41
  Hartford, CT 06156-0001
Allstate Life Insurance Company
  Attn: Financial Control --
  CIGNA..........................       1,916,536.20               N/A           10.94%               N/A
  P. O. Box 94200
  Palatine, IL 60094-4200
Sun Life Financial Retirement
  Products & Services............       1,684,382.38               N/A            9.62%               N/A
  P. O. Box 9134
  Wellesley HL, MA 02481-9134
Allstate Life Insurance Company GLAC
  VA1............................       1,075,084.76               N/A            6.14%               N/A
  P. O. Box 94200
  Palatine, IL 60094-4200
Principal Life Insurance Company..      1,000,254.55               N/A            5.71%               N/A
  Attn: Lisa Dague
  711 High St.
  Des Moines, IA 50392-9992
Lincoln National Life Ins. Co....                N/A        299,017.41             N/A              34.61%
  Attn: Shirley Smith
  1300 S. Clinton St.
  Fort Wayne, IN 46802-3506

                                      SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
                                      NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
NAME AND ADDRESS OF PRINCIPAL HOLDER  OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
- ------------------------------------  ----------------   ----------------   ----------------   ----------------
Guardian Insurance & Annuity.....                N/A        253,483.62             N/A              29.34%
  Attn: Paul Iannelli
  3900 Burgess Pl
  Equity Accounting 3-S
  Bethlehem, PA 18017-9097
Guardian Insurance & Annuity.....                N/A        147,780.04             N/A              17.11%
  Attn: Paul Iannelli
  3900 Burgess Pl
  Equity Accounting 3-S
  Bethlehem, PA 18017-9097
Sun Life Financial...............                N/A         54,918.91             N/A               6.36%
  P. O. Box 9137
  Wellesley HL, MA 02481-9137
Transamerica Life Insurance Co.
  Preferred Advantage............                N/A         52,442.83             N/A               6.07%
  Attn: FMD Operational Accounting
  4333 Edgewood Rd NE
  Cedar Rapids, IA 52499-0001

- ---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of either Selling Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of either Selling Fund as of January 19, 2006.

                                   EXHIBIT D

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. CAPITAL APPRECIATION FUND

                                      SERIES I SHARES    SERIES II SHARES   SERIES I SHARES    SERIES II SHARES
                                      NUMBER OF SHARES   NUMBER OF SHARES   PERCENTAGE OWNED   PERCENTAGE OWNED
NAME AND ADDRESS OF PRINCIPAL HOLDER  OWNED OF RECORD    OWNED OF RECORD       OF RECORD          OF RECORD
- ------------------------------------  ----------------   ----------------   ----------------   ----------------
The Sole Benefit of Customers
  Merrill Lynch Pierce Fenner &
  Smith..........................       4,330,261.81                N/A          13.07%               N/A
  4800 Deer Lake Dr. E
  Jacksonville, FL 32246-6484
IDS Life Insurance Co............       4,123,761.82                N/A          12.44%               N/A
  222 AXP Financial Ctr
  Minneapolis, MN 55474-0002
Allstate Life Insurance Company...      2,773,218.22                N/A           8.37%               N/A
  Attn: Financial Control -- Cigna
  P. O. Box 94200
  Palatine, IL 60094-4200
Hartford Life and Annuity Separate
  Account........................       2,028,400.67                N/A           6.12%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
ING Life Insurance and Annuity Co.
  Conveyor.......................       1,887,271.22                N/A           5.69%               N/A
  Attn: Fund Operations
  151 Farmington Ave TN41
  Hartford, CT 06156-0001
Phoenix Home Life................       1,814,065.88                N/A           5.47%               N/A
  Attn: Brian Cooper
  P. O. Box 22012
  Albany, NY 12201-2012
Allstate Life Insurance Company GLAC
  Proprietary....................       1,696,855.61                N/A           5.12%               N/A
  P. O. Box 94200
  Palatine, IL 60094-4200
IDS Life Insurance Co............                N/A      10,815,515.66            N/A              77.25%
  222 AXP Financial Ctr.
  Minneapolis, MN 55474-0002

- ---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of Buying Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of Buying Fund as of January 19, 2006.

                                       D-2